EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT



          AGREEMENT made as of the 5th day of January, 2000 (the "Effective Date"), by and between Consolidated Delivery & Logistics, Inc., a corporation formed under the laws of the State of Delaware (the "Company"), and Albert W. Van Ness, Jr. (the "Executive").


                              W I T N E S S E T H:


          WHEREAS, the Company and Executive have entered into an employment agreement that expires as of the Effective Date (the "Prior Agreement"); and

          WHEREAS, the Company wishes to ensure the continued employment of the Executive with the Company and the Executive wishes to accept such continued employment upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Employment

          The Company agrees to employ the Executive during the Term specified in section 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

          2. Term

          (a) Except as otherwise provided in this Section 2, the Executive's employment by the Company shall commence on the Effective Date and expire on the close of business on January 4, 2003 (the "Term").

          (b) Notwithstanding Section 2(a) above, the Term and Executive's employment hereunder may terminate prior to the end thereof pursuant to this
Section 2(b) as set forth below, subject to the applicable provisions of Section 6 of this Agreement with respect to post-termination payments and benefits:

               (i) Either party shall have the right to terminate the Term and Executive's employment hereunder for any reason whatsoever, with or without Cause (as hereinafter defined), by providing the other party hereto with sixty
(60) days' advance written notice of such termination.

               (ii) The Board of Directors of the Company (the "Board") shall have the right to terminate the Term and Executive's employment hereunder for Cause (as hereinafter defined) by giving written notice to Executive. For purposes of this Agreement, the term "Cause" shall mean the Executive's commission or omission of any act which materially and adversely affects the Company and which constitutes: (a) a material breach or material failure to

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perform his duties  under  applicable  law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) commission of an act of dishonesty in the performance of his duties hereunder or engagement in conduct materially detrimental to the business of the Company, (c) conviction of a felony involving moral turpitude, (d) willful and material breach or willful and material failure to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company, or (e) violation in any material respect of the representations made in Section 17 below or the provisions of Sections 7 below.

               (iii) The Executive shall be entitled to terminate the Term and Executive's employment hereunder in the event that the Company is in default of a material term of this Agreement, which default remains uncured for a period of thirty (30) days after written notice of such default from the Executive to the Company, such notice to specify the specific nature of the claimed default and the manner in which the Executive requires such default to be cured.

               (iv) The Term and Executive's employment hereunder shall automatically terminate in the event Executive shall have become Disabled (as hereinafter defined). For the purposes of this Agreement, the term "Disabled" as used herein shall have the same meaning as that term, or such substantially equivalent term, has in any group disability policy carried by the Company. If no such policy exists, the term "Disabled" shall mean the occurrence of any physical or mental condition which materially interferes with the performance of Executive's customary duties in his capacity as an employee where such disability has been in effect for a period of six (6) months (excluding permitted vacation time), which need not be consecutive, during any single twelve (12) month period.

               (v)  The  Term  and   Executive's   employment   hereunder  shall
automatically terminate in the event of Executive's death.

         The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

          3. Duties and Responsibilities

          (a) During the Term, the Executive shall have the position of Chairman and Chief Executive Officer of the Company and/or such other title or titles as may be agreed between the Executive and the Company. The Executive shall perform such duties and responsibilities as may reasonably be assigned to him by the Board from time to time consistent with his position, and in the absence of such assignment, such duties as are customary and commensurate with such position.

          (b) The Executive agrees that he will (i) devote his best efforts, and all his skill and ability to promote the interests of the Company; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and (iv) generally promote the interests of the Company.

          4. Compensation

          (a) As compensation for all services rendered by the Executive pursuant to Section 3 above, the Company shall pay the Executive, in accordance with its normal payroll periods and practices, base salary compensation during

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the  first  year of the Term at an  annual  rate of  $300,000  per  anum  ("Base
Salary"). Effective for the period January 5, 2001 to January 4, 2002, Executive's Base Salary shall be increased to $325,000 per annum and for the period January 5, 2002 to the expiration of the Term, Executive's Base Salary shall be increased to $350,000 per annum. Without limiting the foregoing provision, for each of the second and third years of the Term, the Compensation Committee of the Board (the "Compensation Committee") will review Executive's annual Base Salary, in light of the actual and expected growth of the Company, for the purpose of evaluating an increase in Executive's annual Base Salary in addition to the scheduled increase herein.

          (b) During the Term, the Company shall, in accordance with the Company's executive bonus program, pay the Executive, in addition to Base Salary, a bonus for each fiscal year of the Company which is calculated as a percentage of Base Salary earned during the bonus measurement period, based on the business plan approved by the Board, hereinafter referred to as the "Target". The bonus will range, as provided in the executive bonus program, in increments from 0% of Base Salary if the Target is missed by 10% or more, to 60% of Base Salary if the Target is reached but not exceeded, and to 100% of Base Salary if the Target is exceeded by 10% or more.

          In no event shall the Executive's annual bonus exceed 100% of the Executive's Base Salary for such year.

          (c) On the Effective Date and on each of January 5, 2001 and January 5, 2002, the Executive shall be granted stock options to purchase 25,000 shares of the Company's common stock, $.001 par value per share, at exercise prices equal to the fair market value of the Company's common stock as of the respective dates of grant. Such options shall be subject to the terms of the applicable stock option plan of the Company under which such options are granted, except that all options once granted shall be fully vested and shall not terminate for their ten year term notwithstanding any termination of employment.

          (d) All compensation paid to the Executive shall be subject to applicable tax withholding requirements.

          5. Expenses; Fringe Benefits

          (a) The Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect.

          (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any employee benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to executive officers of the Company, subject, however, to the terms and conditions of the various plans and programs in effect from time to time.

          (c) During the Term, the Company will provide the Executive with an automobile allowance not to exceed $7,200 per year (or that amount equal to what other executives of the Company of similar position are provided) to cover his costs of leasing, insuring, garaging and maintaining an automobile for use in the business of the Company.

          (d) The Executive shall be entitled to paid vacation during the Term of no less than 4 weeks per year and otherwise in accordance with the vacation policy of the Company applicable generally to executive officers of the Company

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in effect from time to time, to be taken at such time(s) as shall not materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its executive officers generally.

          6. Termination

          (a) Upon Executive's termination of employment for any reason, the Company shall pay the Executive (or Executive's estate in the event of his death), within five (5) business days following such termination, any accrued but unpaid compensation as defined in Section 4(a) and (b) (including any unused accrued vacation pay), any accrued by unpaid automobile allowances, any unpaid reimbursement expenses outstanding as of the Date of Termination, and Executive and/or his beneficiaries shall be entitled to any benefits to which he or they may be entitled to under the plans and programs described in Section 5(b), or any other applicable plans and programs, as of the Date of Termination in accordance with the terms of such plans and programs. In addition, Executive shall be entitled to the applicable payments and benefits set forth below.

          (b) If, during the Term, Executive's employment hereunder is terminated (i) by the Company for any reason other than Cause or Disability or
(ii) by Executive pursuant to Section 2(b)(iii), then Executive shall receive from the Company as liquidated damages (A) his then applicable Base Salary compensation (including scheduled increases pursuant to Section 4(a)) when otherwise payable through the remainder of the Term , and (B) bonuses for the remainder of the Term in an amount equal to the highest rate of bonus (determined as a percentage of Base Salary) paid the Executive during the Term (or, if termination without Cause is prior to the end of any full year bonus period under the Company's Plan referred to in Section 4(b), then the percentage shall be assumed to be 100%). In addition, the Company shall continue to provide Executive with the benefits and perquisites set forth under Section 5(b) and (c) for the remainder of the Term. For purposes of this Section 6(b), the Term will be deemed to continue until its scheduled expiration under Section 2(a) hereof (determined without regard to the Executive's termination of employment),or one year after termination if termination occurs in the last 12 months of the Term (determined without regard to the Executive's termination of employment).

          (c) If Executive's employment with the Company terminates for any reason within 360 days following a Change of Control, the Company shall, within twenty (20) days of Executive's Date of Termination, pay Executive (or his estate in the event of his death) (A) a lump sum amount in cash equal to two (2) times the sum of (i) the per annum Base Salary in effect on the Date of Termination, and (ii) the highest annual bonus compensation earned by Executive during his employment with the Company (or, if termination without Cause is prior to the end of any full year bonus period under the Company's Plan referred to in Section 4(b), then the percentage shall be assumed to be 100%), and (B) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of the Date of Termination. In addition, the Company shall continue to provide Executive with the benefits and perquisites set forth under Section 5(b) and (c) for the greater of the remainder of the Term (determined without regard to the Executive's termination of employment) or two years from the Date of Termination, as though the Executive had not terminated employment.

          For purposes of this Agreement, the term "Change in Control" shall have the same meaning assigned such term under the terms of the stock option plan of the Company in effect on the Effective Date, and any related terms set forth in such plan used in defining Change in Control are hereby incorporated by reference. If Executive's employment is terminated by the Company without Cause prior to the date of a Change in Control, but Executive reasonably demonstrates that the termination (A) was at the request of a third party who has indicated

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an intention or taken steps reasonably  calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

          Notwithstanding anything contained herein to the contrary, the aggregate amount payable to the Executive (or his estate in the event of his death) pursuant to this Section 6(c) shall be limited, if necessary, to an amount that is no more than the maximum amount which can be paid to Executive (or his estate) without causing any portion of such payment to be nondeductible by the Company solely because of Section 280G of the Internal Revenue Code of 1986, as amended.

          7. Confidential Information In consideration of the covenants of the Company herein, the Executive agrees as follows:

          (a) The Executive hereby agrees and acknowledges that he has and has had access to or is aware of Confidential Information. The Executive hereby agrees that he shall keep strictly confidential and will not during and after the Term, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of himself or others, any Confidential Information obtained, possessed, or known by him except as required in the regular course of performing the duties and responsibilities of his employment by the Company while in the employ of the Company, and that he will, prior to or upon his Date of Termination deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in his possession, custody or control. The foregoing covenant shall not apply to (i) any Confidential Information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein,
(ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have (x) notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require him to disclose any Confidential Information, and (y) cooperated with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.

          (b) For purposes of this Agreement, "Confidential Information" means all non-public or proprietary information, data, trade secrets, "know-how", or technology with respect to any products, designs, improvements, research, styles, techniques, suppliers, clients, markets, methods of distribution, accounting, advertising and promotion, pricing, sales, finances, costs, profits, financial condition, organization, personnel, business systems (including without limitation computer systems, software and programs), business activities, operations, budgets, plans, prospects, objectives or strategies of the Company.

          8. Post-Employment Obligations In consideration of the covenants of the Company herein, the Executive agrees as follows:

          (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with employees, suppliers and clients of the Company. The Executive further agrees and acknowledges that in the course of the Executive's employment with the Company, the Executive has been and will be privy to Confidential Information. The Executive consequently agrees that it is reasonable and necessary for the

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protection of the trade  secrets,  goodwill and business of the Company that the
Executive make the covenants contained herein. Accordingly, the Executive agrees that he shall not, without the prior written consent of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company (other than a termination by the Executive pursuant to Section 2(b)(iii) or by the Company for any reason other than Cause):

               (i) for a period of two years after the Date of Termination, be employed by or receive remuneration from either Dynamex, Inc., United Shipping & Technology, Inc., Dispatch Management Systems, Inc., or AirNet Systems, Inc. or their successors and assigns. In addition, during the one-year period commencing on the Date of Termination, the Employee shall not be employed by or receive remuneration from any other entity engaged in direct competition with the Company or any of its affiliates (a "Competitor") which is equal to or of lesser size than the Company (size being determined by revenues for the four most recent Company fiscal quarters).

               (ii) for a one-year period after the Date of Termination employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any person who is, or was at any time within twelve (12) months prior to the Date of Termination, an employee of, or exclusive consultant to, the Company.

          (b) If the Executive commits a breach or is about to commit a breach, of any of the provisions of sections 7 or 8 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

          (c) The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 7 and 8 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of Sections 7 and 8 have been specifically negotiated by sophisticated parties and are given as an integral part of this Agreement. If any of the covenants in Sections 7 and 8 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Sections 7 and 8 hereof, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 7 and 8 hereof above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

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          9. Intellectual Property

          During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

          10. Enforceability

          The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

          11. Assignment

          This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligation of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights or obligations under this Agreement unless such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

          12. Modification

          This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

          13. Severability; Survival

          In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          14. Life Insurance

          The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The

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Executive shall (a) cooperate  fully in obtaining such life insurance,  (b) sign any necessary  consents,  applications  and other related forms or documents and
(c) take any reasonably required medical examinations.

          15. Notice

          Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon person delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:

                  If to the Executive:
                  Albert W. Van Ness, Jr.
                  186 Boulder Trial
                  Bronxville, NY  10708

                  If to the Company:
                  Consolidated Delivery & Logistics, Inc.
                  80 Wesley Street
                  South Hackensack, NJ  07606
                  Attn: General Counsel

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

          16. Applicable Law

          The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New Jersey. In addition, the Executive, and the Company irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Executive anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Executive irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Executive irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          17. No Conflict

          The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

          18. Entire Agreement

          This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior

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agreements,  plans and arrangements  relating to the employment of the Executive by the Company (including without limitation the Prior Agreement) are nullified and superseded hereby.

          19. Headings

          The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  CONSOLIDATED DELIVERY & LOGISTICS, INC.

                                   By:/s/________________________________
                                         Name: William T. Brannan
                                         Title:  President

                                     /s/_______________________________
                                         Albert W. Van Ness, Jr.